SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2005

The New York Times Company

(Exact name of Registrant as Specified in Its Charter)

New York	1-5837	13-1102020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 West 43rd Street, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05  Costs Associated with Exit or Disposal Activities

On September 20, 2005, The New York Times Company (the “Company”) announced that it plans to undertake staff reductions that will affect approximately 500 employees, about four percent of its total workforce.  The Company’s press release announcing its plans has been filed as an Exhibit to this report and is incorporated by reference herein.

Because the details of the staff reductions have not yet been determined, the Company is not able to provide the estimated cost at this time.  The Company will file a further report on Form 8-K under Item 2.05 within four business days after it makes a determination of such an estimate or range of estimates.

ITEM 9.01  Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1            The New York Times Company Press Release dated September 20, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: September 21, 2005	By:	/s/ Rhonda L. Brauer
Rhonda L. Brauer
Secretary and Senior Counsel

Exhibit List

Exhibit 99.1	The New York Times Company Press Release dated September 20, 2005